Exhibit 10.1

TWELFTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

THIS TWELFTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of this 29th day of May, 2009, by and between SILICON VALLEY BANK (“Bank”) and XPLORE TECHNOLOGIES CORPORATION OF AMERICA, a Delaware corporation (“Borrower”) whose address is 14000 Summit Drive, Suite 900, Austin, Texas 78728.

RECITALS

A.            Bank and Borrower have entered into that certain Loan and Security Agreement dated as of September 15, 2005, as amended by that certain First Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of November 28, 2005, that certain Letter amending Loan and Security Agreement by and between Bank and Borrower dated as of March 30, 2006, that certain Second Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of May 15, 2006, that certain Third Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of February 28, 2007, that certain Fourth Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of March 28, 2008, that certain Fifth Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of May 27, 2008, that certain Sixth Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of August 6, 2008, that certain Seventh Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of August 29, 2008, that certain Eighth Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of September 30, 2008, that certain Ninth Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of March 30, 2009, that certain Tenth Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of April 10, 2009 and that certain Eleventh Amendment to Loan and Security Agreement between Bank and Borrower dated as of April 24, 2009 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.            Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.            Borrower has requested that Bank amend the Loan Agreement to extend the maturity date and make certain other changes.

D.            Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.             Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.             Amendments to Loan Agreement.

2.1          Section 5.2 (Insurance) The following is hereby added to the end of Section 5.2 of the Loan Agreement:

“Not later than June 30, 2009 and all times thereafter, Borrower shall obtain and maintain foreign credit insurance acceptable to Bank with respect to all foreign Accounts.”

2.2          Section 8 (Definitions).  The following defined terms in Section 8 of the Loan Agreement are either added or amended and restated in their entirety to read as follows:

“Deferred Revenue” is all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue.

“Formula Loans” means any Loans made with regards to the Borrowing Base.

“Non-Formula Amount” means an amount equal to the lesser of (i) $1,500,000 and (ii) the face amount of the Supporting Letter of Credit.

“Non-Formula Loans” means Loans in excess of the Borrowing Base up to the Non-Formula Amount made without regard to the Borrowing Base.

“Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

“Supporting Letter of Credit” means that certain irrevocable standby letter of credit issued by the Bank of America on May 29, 2009, or a letter of credit issued by another bank rated A2 or better by Moody’s Investors Service, Inc., for account of the Supporting Letter of Credit Applicants and naming Bank as beneficiary, in the face amount of $1,000,000 (as amended, supplemented, modified or extended from time to time).

“Supporting Letter of Credit Applicants” means, collectively, Philip Sassower and Susan Sassower, individuals, as applicants under the Supporting Letter of Credit.

2.3          Schedule Section 1 (CREDIT LIMIT (Section 1.1)).  The first three paragraphs and the definitions of Section 1 of the Schedule to the Loan Agreement (up until the definition of “Letter of Credit Sublimit”) are hereby amended and restated to read as follows:

“An amount not to exceed (a) the lesser of (i) $5,000,000 or (ii) the amount available under the Borrowing Base plus the Non-Formula Amount, minus (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (c) any amounts used under the Cash Management Services Sublimit, and minus (d) the outstanding principal balance of any Loans.”

“Borrowing Base” is (a) 80% of Eligible Domestic Accounts plus (b) 80% of Eligible Foreign Accounts (not to exceed 35% of all Eligible Accounts) all as determined by Bank from Borrower’s most recent Transaction Report; provided, however, that Bank may decrease the foregoing amounts or percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.”

“Eligible Accounts” means Eligible Domestic Accounts and Eligible Foreign Accounts

“Eligible Domestic Accounts” means Accounts which (i) arise in the ordinary course of Borrower’s business, (ii) that meet all Borrower’s representations and warranties in Section 4.1, (iii) that are billed and payable inside of the United States and (d) with respect to which, the Account Debtor has its principal place of business in the United States or Canada.  Bank reserves the right upon prior written notice to Borrower at any time after May 29, 2009 to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment.  Unless Bank otherwise agrees in writing using its good faith business judgment, Eligible Domestic Accounts shall not include:

(a)           Accounts that the Account Debtor has not paid within 90 days of invoice date regardless of invoice payment period terms;

(b)           Accounts owing from an Account Debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date;

(c)           Accounts owing from an Account Debtor which does not have its principal place of business in the United States or Canada;

(d)           Accounts billed and/or payable outside of the United States;

(e)           Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by Borrower in the ordinary course of its business;

(f)            Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;

(g)           Accounts with credit balances over 90 days from invoice date;

(h)           Accounts owing from an Account Debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;

(i)            Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

(j)            Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional;

(k)           Accounts owing from an Account Debtor that has not been invoiced or where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);

(l)            Accounts subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements where the Account Debtor has a right of offset for damages suffered as a result of Borrower’s failure to perform in accordance with the contract (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts);

(m)          Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);

(n)           Accounts subject to trust provisions, subrogation rights of a bonding company, or a statutory trust;

(o)           Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Bank, Borrower, and the Account Debtor have entered into an agreement acceptable to Bank in its sole discretion wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from Borrower (sometimes called “bill and hold” accounts);

(p)           Accounts owing from an Account Debtor with respect to which Borrower has received Deferred Revenue (but only to the extent of such Deferred Revenue);

(q)           Accounts for which the Account Debtor has not been invoiced;

(r)            Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of Borrower’s business;

(s)           Accounts for which Borrower has permitted Account Debtor’s payment to extend beyond 90 days;

(t)            Accounts subject to chargebacks or others payment deductions taken by an Account Debtor (but only to the extent the chargeback is determined invalid and subsequently collected by Borrower);

(u)           Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business; and

(v)           Accounts for which Bank in its good faith business judgment determines collection to be doubtful..

“Eligible Foreign Accounts” means Accounts which (i) arise in the ordinary course of Borrower’s business, (ii) that meet all Borrower’s representations and warranties in Section 4.1, (iii) that are billed and payable outside of the United States, (d) with respect to which, the Account Debtor has its principal place of business outside of the United States or Canada and (e) and that are (i) covered in full by credit insurance satisfactory to Bank, less any deductible, (ii) supported by letter(s) of credit acceptable to Bank, (iii) supported by a guaranty from the Export-Import Bank of the United States, or (iv) that Bank otherwise approves of in writing.  Bank reserves the right upon prior written notice to Borrower at any time after May 29, 2009 to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment.  Unless Bank otherwise agrees in writing using its good faith business judgment, Eligible Foreign Accounts shall not include:

(a)           Accounts that the Account Debtor has not paid within 90 days of invoice date regardless of invoice payment period terms;

(b)           Accounts owing from an Account Debtor, 25% or more of whose Accounts have not been paid within ninety (90) days of invoice date;

(c)           Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by Borrower in the ordinary course of its business;

(d)           Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;

(e)           Accounts with credit balances over 90 days from invoice date;

(f)            Accounts owing from an Account Debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;

(g)           Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

(h)           Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional;

(i)            Accounts owing from an Account Debtor that has not been invoiced or where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);

(j)            Accounts subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements where the Account Debtor has a right of offset for damages suffered as a result of Borrower’s failure to perform in accordance with the contract (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts);

(k)           Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);

(l)            Accounts subject to trust provisions, subrogation rights of a bonding company, or a statutory trust;

(m)          Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Bank, Borrower, and the Account Debtor have entered into an agreement acceptable to Bank in its sole discretion wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from Borrower (sometimes called “bill and hold” accounts);

(n)           Accounts owing from an Account Debtor with respect to which Borrower has received Deferred Revenue (but only to the extent of such Deferred Revenue);

(o)           Accounts for which the Account Debtor has not been invoiced;

(p)           Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of Borrower’s business;

(q)           Accounts for which Borrower has permitted Account Debtor’s payment to extend beyond 90 days;

(r)            Accounts subject to chargebacks or others payment deductions taken by an Account Debtor (but only to the extent the chargeback is determined invalid and subsequently collected by Borrower);

(s)           Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business; and

(t)            Accounts for which Bank in its good faith business judgment determines collection to be doubtful.

2.4          Schedule Section 2 (INTEREST RATE (Section 1.2)).  Section 2 of the Schedule is amended and restated in its entirety to read as follows:

“(a)         Interest Rates.

(i)            Formula Loans.  Subject to paragraph (b) below, the principal amount of Formula Loans outstanding shall accrue interest at a floating per annum rate equal to the greater of (i) 6.25% or (ii) 2.25% above the Prime Rate.

(ii)           Non-Formula Loans.  Subject to paragraph (b) below, the principal amount of Non-Formula Loans outstanding shall accrue interest at a floating per annum rate equal to the greater of (i) 6.25% or (ii) the Prime Rate.

(b)           Default Rate.  Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is 5.00% above the rate that is otherwise applicable thereto (the “Default Rate”) unless Bank otherwise elects from time to time in its sole discretion to impose a smaller increase.  Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations.  Payment or acceptance of the increased interest rate provided in this Section (b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.”

2.5          Schedule Section 5 (FINANCIAL COVENANTS (Section 5.1)).  Section 5 of the Schedule to the Loan Agreement is hereby amended and restated to read as follows:

“Minimum Tangible Net Worth.  Borrower shall at all times maintain a Tangible Net Worth of at least One Million Five Hundred Seventy Five Thousand Dollars ($1,575,000) increasing quarterly by fifty percent (50%) of Net Income and fifty percent (50%) of issuances of equity or Subordinated Debt after May 29, 2009.

For purposes of the foregoing financial covenant, the following terms shall have the following meaning

“Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its subsidiaries for such period taken as a single accounting period, as determined in accordance with GAAP.

“Tangible Net Worth” is, on any date, the consolidated total assets of Borrower and its subsidiaries minus (a) General Intangibles, minus (b) Total Liabilities, plus (c) Subordinated Debt.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness.”

2.6          Schedule Section 9 (MATURITY DATE (Section 6.1)).  The Maturity Date in Section 9 of the Schedule to the Loan Agreement is amended in its entirety and replaced with the following:

“June 30, 2009”

3.             Supporting Letter of Credit.  Bank and Borrower hereby agree that Bank shall not be entitled to draw on the Supporting Letter of Credit until the earliest of (i) the Maturity Date, (ii) the date upon which the Formula Loans have been repaid in full and the commitment to make any additional Loans under the Loan Agreement has been terminated, and (iii) the occurrence and continuance of an Event of Default. Bank and Borrower hereby further agree that Bank shall only be entitled to draw on the Supporting Letter of Credit to the extent of any outstanding principal amount of, interest on and fees and expenses incurred solely in connection with the Non-Formula Loans as of the date Bank draws on the Supporting Letter of Credit and any such amounts shall be used to repay the outstanding Non-Formula Loans.

4.             Subordinated Debt.  Bank hereby agrees that for so long as that certain Subordination Agreement between Bank and the Supporting Letter of Credit Applicants dated as of May 29, 2009 remains in full force and effect (a) (i) the reimbursement of the Supporting Letter of Credit Applicants by Borrower for all amounts drawn under the Supporting Letter of Credit and all costs and expenses relating to the issuance and maintenance of the Supporting Letter of Credit and (ii) the payment of all compensation by Borrower to the Supporting Letter of Credit Applicants relating to the issuance of the Supporting Letter of Credit shall constitute “Subordinated Debt” under the Loan Agreement, and (b) the liens granted to the Supporting Letter of Credit Applicants in connection with such Subordinated Debt to the Supporting Letter of Credit Applicants shall constitute “Permitted Liens” under the Loan Agreement.

5.             Limitation of Amendments.

5.1          The amendments set forth in Section 2 and the provisions of Sections 3 and 4 are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

5.2          This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

6.             Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

6.1          Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

6.2          Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

6.3          The organizational documents of Borrower delivered to Bank with the Sixth Amendment to Loan and Security Agreement remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

6.4          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

6.5          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

6.6          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

6.7          This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

7.             Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.             Effectiveness.  This Amendment shall be deemed effective upon (i) the due execution and delivery to Bank of this Amendment by each party hereto (ii) the due execution and delivery to Bank of a Subordination Agreement by the Supporting Letter of Credit Applicants and (iii) the payment by Borrower of an extension fee equal to $6,250.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		XPLORE TECHNOLOGIES CORPORATION OF AMERICA

By:	/s/ Tom Makowski	By:	/s/ Michael J. Rapisand
Name:	Tom Makowski	Name:	Michael J. Rapisand
Title:	Relationship Manager	Title:	Chief Financial Officer